FINDER AGREEMENT

NEVADA U.S.A GS [initials]

This FINDER AGREEMENT (the "Agreement") is made effective this 15th day of February, 2008 (the "Effective Date") by and between **Partners Consulting, Inc. ("PCI")**, a Florida corporation whose principal offices are located at 19220 Fox Landing Drive, Boca Raton, FL 33434 (hereinafter referred to as the **"Consultant"** or **"PCI"**) and **Fox Petroleum Inc.**, ~~a United Kingdom~~ corporation whose principal offices are located at 64 Knightsbridge, London, SW1X 7JF UK (hereinafter referred to as the **"Client"** or **"Fox"**).

RECITALS

A. WHEREAS Client wishes to raise up to $25 million from investors for Oil & Gas Drilling projects including; the North Sea, West Texas and Alaska.

B. WHEREAS Consultant has developed relationships with retail stock brokers, individual investors, institutional investors, investment bankers (collectively, **"Prospects"**), which may assist the Client in raising debt and/or equity capital.

C. WHEREAS Client wishes to engage Consultant to introduce Client to such Prospects.

D. Consultant agrees to be retained for the foregoing purposes, subject to the terms and conditions provided in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Client and Consultant agree as follows:

[1] **Scope of Representation.** Client hereby engages Consultant on a 90 day exclusive basis, as a finder in connection with the offering described above. Consultant, in its capacity as a finder, will introduce Client to Prospects.

A. In conducting the foregoing efforts, Consultant will rely on the Client to provide all necessary information regarding the Client and its business. The Client will furnish Consultant with all relevant publicly available material and information regarding the business and financial condition of Client that will be accurate and complete in all material respects at the time furnished and will represent their best estimates of future performance in the context of all applicable U.S. Federal and State securities laws and the Securities Exchange Act of 1934, as amended (hereinafter the "Act"), with specific reference to required material disclosures and standard disclaimers regarding estimates of future performance. Consultant will be relying, without independent verification, on the accuracy and completeness in all material respects of all financial and other information that is and will be furnished to Consultant by the Client.

B. In the event the Client provides any non-public information to the Consultant, in connection with this Agreement or otherwise, the Consultant agrees to maintain such information in confidence in compliance with Regulation FD.

[2] **Compensation**. In consideration of the Consultant's agreement to provide the services described above, Client hereby covenants and agrees to pay Consultant the following compensation:

[a] The following fee is contingent upon the successful completion of a Debt or Equity Transaction upon terms acceptable to Fox provided that the funding source(s) was introduced by Partners Consulting, Inc., or other intermediary approved by Client that was introduced by Partners Consulting, Inc. (the "Financing"). Client shall pay Consultant six percent (6%) in cash of the gross amount of the Financing to be paid immediately subsequent to Client's receipt of said Funds. In addition, for all Financings, Client shall pay Consultant Common Stock Warrants ("Warrants") equal to six percent (6.0%) of the aggregate consideration raised in the Financing. The aforesaid warrants paid to Consultant shall have a cashless exercise and will be priced at the Market as of the day of the Transaction and a minimum expiration period of two years.

Company shall cause to be issued a certificate (or other document) representing the common stock warrants (the "Warrants"). Company warrants that all Warrants issued to Consultant pursuant to this Agreement shall have been validly issued, and that the Company's shall have duly authorized the issuance, and any transfer of them to Consultant. These Warrants and the underlying common stock related thereto must be included in the Company's first registration statement on Form S-3 the Company files with the SEC following the Transaction.

[b] Partners Consulting, Inc.'s wire instructions are as follows:

Bank Name:	Wachovia Bank
ABA#:	540305252
Account Name:	Partners Consulting, Inc.
Account #:	2000032138375

[c] In the event that Consultant successfully introduces Prospects to Client that successfully complete a Transaction with Client in this financing round, Consultant will have the right to represent Client as a finder in the next equity or debt financing round undertaken by Client on an exclusive basis for a 90 day period from formal engagement of Consultant by Client in respect of such subsequent financing round

[3] **Consultant's Expenses**. Throughout the term of this Agreement, the Consultant shall provide the types of services set forth in Section [1]. Consultant shall perform such services at and from its principal place of business. Consultant shall be solely responsible for ordinary and

reasonable expenses incurred during the performance of this Agreement, including but not limited to mail, federal express, telephone, facsimile and copying expenses. Consultant shall be entitled to reimbursement for any expenses including travel and entertainment incurred by Consultant only if Consultant obtains Client's prior written authorization to incur such expenses and agreement to reimburse or pay directly Consultant for such expenses.

[4] **Independent Contractor: No Power to Bind.** Consultant is not an employee of the Client for any purpose whatsoever, but is an independent contractor. The Client is interested only in the results obtained by the Consultant, and Consultant shall have, subject to the terms of this Agreement, sole control of the manner and means of performing under this Agreement. Consultant does not have the right or authority to create a contract or obligation either express or implied, on behalf of, in the name of or binding upon the Client or to pledge the Client's credit, or to extend credit in the Client's name unless otherwise agreed in writing. Consultant shall have no right or authority to commit Client in any manner without the prior written consent of the Client.

[5] **Term**. Subject as provided below, the term of this Agreement shall be for one year from the date of the execution of this Agreement provided that this Agreement and Consultant's engagement hereunder may be terminated by either party, with or without cause, on 30 days written notice to the other, provided however, that: a) any termination of Consultant's engagement hereunder shall not effect the Company's obligation to pay the full fees provided for and referred to in paragraph [2] [a] hereof at the times and amounts specified therein, subject to the terms of this Agreement and; [b] any termination of Consultant's engagement hereunder shall not affect the Company's obligation to reimburse Consultant for any expenses incurred in the performance of its engagement prior to such termination in accordance with this Agreement. Notice of termination must be accompanied by payment of all remaining earned but unpaid fees (if any) for the length of the contract and all un-reimbursed expenses.

[6] **Warranties and Representations**. Consultant's services are provided on a best effort basis and are based on Consultant's experience and expertise. There are no guarantees, warranties and representations of any kind that Consultant's advice or services will produce any specific results for the benefit of the Client. Actual results may substantially and materially differ from those suggested by Consultant. Consultant represents and warrants to the Client that:

(a) Consultant is under no contractual restriction or other restrictions or obligations that are inconsistent with this Agreement, the performance of its duties and the covenants hereunder,

(b) Consultant's management is under no physical or mental disability that would interfere with its keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder;

(c) Consultant is familiar with all federal and state securities laws applicable to the performance of its services as contemplated in this Agreement, including Sections 17(b) of the Securities Act of 1933, as amended (the "Securities Act"), Sections 9 and 10(b) of the Exchange Act and Regulation FD;

(d) Consultant will comply with all applicable federal and state securities laws in the performance of the services under this Agreement; and

(e) The Client acknowledges that the Consultant is in the consulting business and may provide financial services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Consultant in providing services to others, or rendering such advice to others.

[7] **Notice.** Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery, upon the next business day immediately following the day sent if sent by overnight express carrier, or upon the third business day following the day if sent by fax and separately by postage prepaid by certified or registered mail, return receipt requested, to the following addresses (or such other address as shall be specified in any notice given):

In case of Consultant: **Partners Consulting, Inc.**
Attn: Mrs. Ginger Sananes, President
19220 Fox Landing Dr.
Boca Raton, Fl 33434

In case of Client: **Fox Petroleum Inc**
Attn: Mr. Richard Moore, CEO
64 Knightsbridge
London
SW1X 7JF, UK

[8] **Hold Harmless; Indemnification.** Client and Consultant agree to hold each other harmless and indemnify each other from and against any liability, loss, cost, expenses or damages, including attorney's fees, howsoever caused by reason of any injury or loss sustained by or to any person or property by reason of any actual or alleged wrongful act, misrepresentation or omission save to the extent that any such liability, loss, cost, expense or damages result from the fraud, willful misconduct or default, gross negligence or breach of this Agreement by the party seeking such indemnification.

[9] In connection with this Agreement, the term "non-circumvention" means Client may not solicit any officer, director, employee or associate of the Consultant for employment or any type of business relationship without prior written consent from Consultant.

[a] For a two year period following expiration of the term hereof, Client agrees it will not attempt to influence any clients, investors, lenders or other business associates not to do business with or not to continue to do business with Consultant.

[b] For a two year period following expiration of the term hereof, Client agrees that Consultant shall be entitled to receive compensation in the amount provided herein for

any Financing resulting from an introduction by Consultant during the term of this Agreement.

[10] **Applicable Law**. This Agreement shall be construed as whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of Florida.

[11] **Entire Agreement**. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions or warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto. This Agreement, when executed shall supersede and render null and void any and all preceding oral or written understandings and agreements.

[12] **Conflict of Interest**. Consultant represents that it is not presently aware of any conflicts of interest. The parties, however, acknowledge that, in the course of Consultant's services during the term thereof, Consultant may now or in the future have certain potential or actual conflicts of interest. In the event Client and/or Consultant become aware of a potential or actual conflict of interest, the parties agree to, in good faith, utilize their best efforts to resolve such conflict of interest, or, in the event the conflict of interest cannot be resolved to the mutual satisfaction of the parties, then the party complaining of such conflict of interest or who may be harmed by such conflict of interest shall have a right to terminate this contract

[13] **Waiver of Breach**. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

[14] **Assignment**. Except as otherwise provided herein, the rights and benefits of the parties contained in this Agreement shall inure to the benefit of and be binding upon the successors, assigns, administrators, and personal representatives of the parties hereto. Consultant's duties under this Agreement can be delegated to third parties who agree to act in accordance with the terms and conditions of this Agreement, with the prior written consent of Client.

[15] **Compliance with Law**. During the term, Consultant shall comply with all laws and regulations applicable to Consultant in the conduct of its business and performance of its obligations hereunder.

[16] **Arbitration**. Any controversy or claim arising out of or relating to any interpretation, breach or dispute concerning any of the terms or provisions of this Agreement, which disagreement is not settled within thirty days after it arises, shall be settled by binding arbitration in Palm Beach County, Florida in accordance with the laws of the State of Florida and under the rules then obtaining of the American Arbitration Association and judgment upon the award rendered in said arbitration shall be final and may be entered in any court of the State of Florida having jurisdiction thereof. Any party hereto may apply for such arbitration.

[17] **Attorneys Fees.** In the event that an action at law or in equity is brought to enforce the provisions of this Agreement or to prevent a breach thereof, the successful party in such action or arbitration proceeding shall be entitled to an award of attorney's fees and other costs as shall be established by the court or pursuant to a binding arbitration proceeding.

[18] **No Oral Change: Waiver.** This Agreement may only be changed, modified, or amended in writing by the mutual consent of the parties hereto. The provisions of this Agreement may only be waived in or by writing signed by the party against whom enforcement of any waiver is sought.

[19] **Severability.** If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof, or any other provision or provisions hereof, or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

[20] **Interpretation.** Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed and executed this Agreement on January 21, 2008:

Partners Consulting, INC.

By: ______________________
Ginger Sananes, President

Fox Petroleum Inc.
By:

By: ______________________
Richard Moore, CEO

Witness: IAN SPOONER Ian Scut Project mgr.
Name / Signature
34 Hampton Rd
Address
Doncaster, UK.
Address